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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 33-45793) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233 and 333-00575) of Tribune Company of our report dated January 31, 1996 appearing in the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



/s/ Price Waterhouse LLP
------------------------

PRICE WATERHOUSE LLP

Chicago, Illinois
March 25, 1996